Exhibit 99.1

MOSAIC ACQUISITION CORP.

375 Park Avenue Suite 2607

New York, NY 10152

EXTRAORDINARY GENERAL MEETING

[date]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MOSAIC ACQUISITION CORP.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Extraordinary General Meeting and Preliminary Proxy Statement/Prospectus in connection with the extraordinary general meeting of Mosaic Acquisition Corp., a Cayman Islands exempted company (“Mosaic”), will be held on [•] at [•] Eastern Time at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019, and hereby appoints [•] and [•] and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Mosaic Acquisition Corp. (or its successor) registered in the name provided, which the undersigned is entitled to vote at the special meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Card.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE DOMESTICATION PROPOSAL) AND “FOR” PROPOSAL 2 (THE CHARTER PROPOSAL) BELOW.

THE MOSAIC ACQUISITION CORP. BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE DOMESTICATION PROPOSAL) AND “FOR” PROPOSAL 2 (THE CHARTER PROPOSAL) BELOW.

Each of the Domestication Proposal and the Charter Proposal are cross-conditioned on the approval of each other.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

Fold Here

Fold Here

PROXY

1.

Proposal No. 1 — The Domestication Proposal — To consider and vote upon a proposal to approve by special resolution the change of Mosaic’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, which we refer to as the “Domestication Proposal”.

FOR	AGAINST	ABSTAIN

2.

The Charter Proposal — To consider and vote upon a proposal to approve by special resolution, assuming the Domestication Proposal is approved and adopted, the adoption of the proposed new certificate of incorporation and bylaws of Mosaic as part of the domestication, including changing Mosaic’s corporate name to “                .” Mosaic’s board of directors has approved the proposed certificate and the proposed bylaws to be adopted upon the domestication.

FOR	AGAINST	ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES

RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: 2018
Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.